Registration No. 333-________

As filed with the United States Securities and Exchange Commission on October 21, 2026

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ACUITY INC.

(Exact name of registrant as specified in its charter)

Delaware	58-2632672
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1170 Peachtree Street, N.E.
Suite 1200
Atlanta, Georgia 30309
(Address, including zip code, of registrant’s principal executive offices)

Acuity Inc. 2005 Supplemental Deferred Savings Plan

(Full title of the plan)

Barry R. Goldman

Senior Vice President and General Counsel

Acuity Inc.

1170 Peachtree Street, N.E., Suite 1200

Atlanta, Georgia 30309

(404) 853-1400

Copies to:

Jason Hille

Foley & Lardner LLP

777 E Wisconsin Ave.

Milwaukee, WI 53202

(414) 271-2400

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

The purpose of this Registration Statement is to register $90,000,000 of deferred compensation obligations under the Acuity Inc 2005 Supplemental Deferred Savings Plan of Acuity Inc. (the “Registrant”).

Pursuant to General Instruction E of Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 2, 2006 (Reg. No. 333-138384), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference and deemed to be a part hereof:

1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended August 31, 2025, filed with the Commission on October 27, 2025.

2.	The Registrant’s Quarterly Reports on Form 10-Q for the period ended November 30, 2025, filed with the Commission on January 8, 2026, for the period ended February 28, 2026 filed with the Commission on April 2, 2026, and for the period ended May 31, 2026 filed with the Commission on June 25, 2026.

3.	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 23, 2026, May 13, 2026 and September 29, 2026.

4.	The description of the Registrant’s Common Stock contained in Exhibit 4(a) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended August 31, 2025, filed with the Commission on October 27, 2025.

5.	All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

A statement contained in any incorporated document shall be modified or superseded for the purposes of this Registration Statement if it is modified or superseded by a document which is also incorporated in this Registration Statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following exhibits, as required by Item 601 of Regulation S-K, are attached or incorporated by reference, as indicated below.

Exhibit Number	Exhibit Description

(4.1)	Restated Certificate of Incorporation of Acuity Brands, Inc., dated as of January 25, 2024 (Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 26, 2024).

(4.2)	Certificate of Amendment to the Restated Certificate of Incorporation of Acuity Inc., effective as of March 26, 2025 (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 12, 2025).

(4.3)	Amended and Restated Bylaws of Acuity Inc., effective as of March 26, 2025 (Incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 12, 2025).

(4.4)	Acuity Inc. 2005 Supplemental Deferred Savings Plan, as amended and restated effective as of March 26, 2025 (Incorporated by reference to Exhibit 10(a) to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on June 26, 2025).

(5)*	Opinion of Foley & Lardner LLP.

(23.1)*	Consent of Ernst & Young LLP, the Registrant’s Independent Registered Public Accounting Firm.

(23.2)*	Consent of Foley & Lardner LLP (contained in Exhibit (5)).

(24)	Powers of Attorney (included on the signature page to this Registration Statement).

(107)*	Filing Fee Table.

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on October 21, 2026.

ACUITY INC.

By:	/s/ Karen J. Holcom
Karen J. Holcom
Senior Vice President and Chief Financial Officer

Each person whose individual signature appears below hereby authorizes and appoints Neil M. Ashe and Karen J. Holcom, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead to execute in the name and on behalf of each person, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on October 21, 2026.

Signature	Title

/s/ Neil M. Ashe	Chairman, Director, President and Chief Executive Officer
Neil M. Ashe	(Principal Executive Officer)

/s/ Karen J. Holcom	Senior Vice President and Chief Financial Officer
Karen J. Holcom	(Principal Financial and Accounting Officer)

/s/ Marcia J. Avedon	Director
Marcia J. Avedon, Ph.D.

/s/ W. Patrick Battle	Director
W. Patrick Battle

/s/ Michael J. Bender	Director
Michael J. Bender

S-1

Signature	Title

/s/ G. Douglas Dillard, Jr.	Director
G. Douglas Dillard, Jr.

/s/ James H. Hance, Jr.	Director
James H. Hance, Jr.

/s/ Maya Leibman	Director
Maya Leibman

/s/ Laura G. O’Shaughnessy	Director
Laura G. O’Shaughnessy

/s/ Mark J. Sachleben	Director
Mark J. Sachleben

/s/ Nicholas Tzitzon	Director
Nicholas Tzitzon

S-2